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Exhibit 99.2

                 The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures, ratios, and trends used in managing the business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the Table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2004, and June 30, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

Second Quarter
(UNAUDITED)
(In Millions, except per share data and margins)

	Three Months Ended June 30, 2004						Three Months Ended June 30, 2003
								Items Impacting Results
		Items Impacting Results									% Change - After Considering Items (Non-GAAP)
						After Considering Items (Non-GAAP)		Charges Related to Streamlining Initiatives	After Considering Items (Non-GAAP)
	Reported (GAAP)	Tax Settlement at Coca-Cola Femsa	Gain on Issuance of Stock by Equity Investee	Favorable Tax Settlement	Asset Write-downs		Reported (GAAP)			% Change - Reported (GAAP)
Net Operating Revenues	$5,965					$5,965	$5,695		$5,695	5	5
Cost of goods sold	2,030					2,030	2,127		2,127	(5)	(5)

Gross Profit	3,935					3,935	3,568		3,568	10	10
Selling, general and administrative expenses	2,044					2,044	1,896		1,896	8	8
Other operating charges	88				$(88)	—	70	$(70)	—	—	—

Operating Income	1,803				88	1,891	1,602	70	1,672	13	13
Interest income	32					32	45		45	(29)	(29)
Interest expense	47					47	43		43	9	9
Equity income	221	$(37)				184	190		190	16	(3)
Other income (loss) — net	(5)					(5)	(44)		(44)	—	—
Gain on issuance of stock by equity investee	49		$(49)			—	—		—	—	—

Income Before Income Taxes	2,053	(37)	(49)		88	2,055	1,750	70	1,820	17	13
Income taxes	469	(13)	(19)	$41	30	508	388	27	415	21	22

Net Income	$1,584	$(24)	$(30)	$(41)	$58	$1,547	$1,362	$43	$1,405	16	10

Diluted Net Income Per Share	$0.65	$(0.01)	$(0.01)	$(0.02)	$0.02	$0.64	$0.55	$0.02	$0.57	18	12

Average Shares Outstanding — Diluted	2,434	2,434	2,434	2,434	2,434	2,434	2,466	2,466	2,466	(1)	(1)

Gross Margin	66.0%					66.0%	62.7%		62.7%
Operating Margin	30.2%					31.7%	28.1%		29.4%
Effective Tax Rate	22.8%					24.7%	22.2%		22.8%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains positively impacting net income are reflected as deductions to reported net income.

* Certain items may not add across due to rounding.

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures, ratios, and trends used in managing the business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the Table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the six months ended June 30, 2004, and June 30, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

June Year-To-Date
(UNAUDITED)
(In Millions, except per share data and margins)

	Six Months Ended June 30, 2004						Six Months Ended June 30, 2003
								Items Impacting Results
		Items Impacting Results										% Change - After Considering Items (Non-GAAP)
						After Considering Items (Non-GAAP)			Charges Related to Streamlining Initiatives	After Considering Items (Non-GAAP)
	Reported (GAAP)	Tax Settlement at Coca-Cola Femsa	Gain on Issuance of Stock by Equity Investee	Favorable Tax Settlement	Asset Write-downs		Reported (GAAP)	Gain on Vitamin Settlement			% Change - Reported (GAAP)
Net Operating Revenues	$11,043					$11,043	$10,197			$10,197	8	8
Cost of goods sold	3,783					3,783	3,744	$52		3,796	1	(0)

Gross Profit	7,260					7,260	6,453	(52)		6,401	13	13
Selling, general and administrative expenses	3,918					3,918	3,546			3,546	10	10
Other operating charges	88				$(88)	—	229		$(229)	—	—	—

Operating Income	3,254				88	3,342	2,678	(52)	229	2,855	22	17
Interest income	67					67	101			101	(34)	(34)
Interest expense	91					91	88			88	3	3
Equity income	316	$(37)				279	239			239	32	17
Other income (loss) — net	(30)					(30)	(57)			(57)	—	—
Gain on issuance of stock by equity investee	49		$(49)			—				—	—	—

Income Before Income Taxes	3,565	(37)	(49)		88	3,567	2,873	(52)	229	3,050	24	17
Income taxes	854	(13)	(19)	$41	30	893	676	(18)	83	741	26	21

Net Income	$2,711	$(24)	$(30)	$(41)	$58	$2,674	$2,197	$(34)	$146	$2,309	23	16

Diluted Net Income Per Share	$1.11	$(0.01)	$(0.01)	$(0.02)	$0.02	$1.10	$0.89	$(0.01)	$0.06	$0.94	25	17

Average Shares Outstanding — Diluted	2,439	2,439	2,439	2,439	2,439	2,439	2,469	2,469	2,469	2,469	(1)	(1)

Gross Margin	65.7%					65.7%	63.3%			62.8%
Operating Margin	29.5%					30.3%	26.3%			28.0%
Effective Tax Rate	24.0%					30.3%	23.5%			24.3%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains positively impacting net income are reflected as deductions to reported net income.

* Certain items may not add across due to rounding.

        The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures, ratios and trends used in managing the business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP measures can provide meaningful reflection of underlying trends of the business. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the six months ended June 30, 2004 and June 30, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY
RECONCILIATION OF OPERATING INCOME EXCLUDING ASSET WRITE-DOWNS, VITAMIN SETTLEMENT, STREAMLINING INITIATIVES, AND CURRENCY IMPACT
(In millions)

	June Year-to-date
	2004	2003	% Change
Reported operating income	$3,254	$2,678	22
Asset write-downs	88
Gain on vitamin settlement		(52)
Charges related to streamlining initiatives		229

Operating income excluding asset write-downs, vitamin settlement and streamlining initiatives	$3,342	$2,855	17

Positive currency impact			9

Operating income excluding asset write-downs, vitamin settlement, streamlining initiatives, and currency impact			8

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  Exhibit 99.2